UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 4, 2011
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre
6500 West Freeway, Suite 800
Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective May 4, 2011, Approach Resources Inc. (the “Company”) entered into a tenth amendment (the “Tenth Amendment”) to its Credit Agreement dated as of January 18, 2008 (as amended, the “Credit Agreement”), by and among the Company and its subsidiary guarantors, the lenders and JPMorgan Chase Bank, N.A., as administrative agent and lender.
     The Tenth Amendment, among other things, (a) increases the borrowing base to $200 million from $150 million; (ii) increases the lenders’ aggregate maximum commitment to $300 million from $200 million; (iii) extends the maturity date of the Credit Agreement by two years to July 31, 2014; (iv) increases the consolidated funded debt to consolidated EBITDAX ratio covenant to a ratio of not more than 4 to 1 from a ratio of not more than 3.5 to 1; (v) permits the issuance of up to $200 million of senior unsecured debt; provided, that any such debt issuance will reduce the borrowing base by 25% of the principal amount of the issuance; and (vi) adds Royal Bank of Canada as a fifth lender to the bank syndicate.
     The Tenth Amendment also revises the applicable rate schedule to decrease the Eurodollar rate margin to a range of 1.75% to 2.75% from a range of 2.25% to 3.25% and decrease the base rate margin to a range of 0.75% to 1.75% from a range of 1.25% to 2.25%, each determined by the then-current percentage of the borrowing base that is drawn.
     In conjunction with the Tenth Amendment, the Company paid an arrangement fee of $150,000, in addition to a commitment fee of $675,000, calculated as (a) 30 basis points (0.30%) of each lender’s existing commitment, plus 45 basis points (0.45%) of such lender’s incremental increase to its existing commitment; and (b) 45 basis points (0.45%) of the commitment amount of each lender providing a new commitment under the Credit Agreement.
     The foregoing description of the terms of the Tenth Amendment is qualified in its entirety by the Tenth Amendment, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 10 dated as of May 4, 2011, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, BNP Paribas, KeyBank National Association, The Frost National Bank and Royal Bank of Canada, as lenders, and Approach Oil & Gas Inc. and Approach Resources I, LP, as guarantors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
Date: May 4, 2011	By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 10 dated as of May 4, 2011, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, BNP Paribas, KeyBank National Association, The Frost National Bank and Royal Bank of Canada, as lenders, and Approach Oil & Gas Inc. and Approach Resources I, LP, as guarantors.

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